Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 5, 1998, with respect to the consolidated financial statements and schedule of Thermadyne Holdings Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1997.




Orange County, California                              /s/ ERNST & YOUNG LLP
December 16, 1998